Exhibit 8

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of June 21, 2016, is entered into by and between Air Transport Services Group, Inc., a Delaware corporation (the “Company”), and Red Mountain Partners, L.P., a Delaware limited partnership (“Seller”). In consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of the Securities. Upon the terms and subject to the conditions contained herein, at the Closing (as defined below), the Seller hereby agrees to transfer, assign and deliver to the Company, and the Company hereby agrees to purchase and accept from the Seller, 3,825,554 shares of the common stock, $0.01 par value, of the Company (the “Securities”), at the Closing, free and clear of any liens or encumbrances (other than restrictions arising under securities laws), at the aggregate purchase price (the “Purchase Price”) of $50,000,000.

2. Closing.

(a) The consummation of the transactions contemplated hereby (the “Closing”) shall occur on July 5, 2016 at 10:00 a.m. Pacific Time or at such other later time or on such other later date as the parties hereto mutually agree.

(b) At the Closing, (a) the Company shall pay the Purchase Price to the Seller, by wire transfer to the account designated by the Seller in writing prior to the Closing, and (b) the Seller shall deliver to the Company such stock certificates and such shares in electronic form as are equal to the Securities, duly endorsed or with appropriate stock powers, and the Company is hereby authorized to transfer the Securities to the Company. Each of the Company and the Seller shall, without further consideration, prepare, execute, acknowledge, file, record, publish and deliver such other instruments, certificates and documents, and take such other actions, as may be required by applicable law or be reasonably requested by the other party to vest in the Company all of the Seller’s right, title and interest to and in the Securities, free and clear of any liens or encumbrances (other than restrictions arising under securities laws), and to otherwise carry out the purposes of this Agreement.

3. Representations and Warranties of the Company. The Company represents and warrants to the Seller as follows:

(a) Organization; Legal Capacity; Enforceability. The Company is a corporation duly formed, validly existing and in good standing in under the laws of the State of Delaware. The Company has the requisite power and authority to execute and deliver this Agreement, perform its obligations under this Agreement, and consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by the other party hereto, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b) No Conflicts. The execution and delivery of this Agreement, the performance of its obligations under this Agreement, and the consummation of the transactions contemplated by this Agreement, in each case by the Company, do not and will not conflict with, contravene or result in a violation or breach of or default under (with or without notice, lapse of time or both) any applicable law to which the Company or any of its assets is subject, or any agreement, contract, indenture, commitment, instrument or other arrangement or understanding to which the Company is a party or by which any of its assets is bound.

(c) No Blackout Period. There is no blackout period or other prohibition, restriction or limitation in effect as of the date hereof with respect to trading by any officer, director or other insider of the Company in any common stock or other securities of the Company.

4. Representations and Warranties of the Seller. The Seller represents and warrants to the Company as follows:

(a) Legal Capacity. The Seller is a limited partnership duly formed, validly existing and in good standing in under the laws of the State of Delaware. The Seller has the requisite power and authority to execute and deliver this Agreement, perform its obligations under this Agreement, and consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Seller, and assuming due authorization, execution and delivery by the other party hereto, this Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

(b) No Conflicts. The execution and delivery of this Agreement, the performance of its obligations under this Agreement, and the consummation of the transactions contemplated by this Agreement, in each case by the Seller, do not and will not conflict with, contravene or result in a violation or breach of or default under (with or without notice, lapse of time or both) any applicable law to which the Seller or any of his assets is subject, or any agreement, contract, indenture, commitment, instrument or other arrangement or understanding to which the Seller is a party or by which any of its assets is bound.

(c) Ownership and Transfer of Securities.

(i) Immediately prior to the execution and delivery of this Agreement, the Seller legally, equitably and beneficially owns, and holds all right, title and interest (whether of record, beneficially or otherwise) in or to, the Securities. There is no outstanding option, warrant, right, subscription, call, unsatisfied preemptive right or other agreement or right of any kind to purchase or otherwise acquire any of the Securities. As of the execution and delivery of this Agreement, valid title to all of the Securities will be transferred to, and vest in, the Company, free and clear of all liens and encumbrances (other than restrictions arising under securities laws).

(ii) The Seller has been the “owner” (as such term is defined in Section 203 of the Delaware General Corporation Law) of at least 15% of the outstanding common stock of the Company during the three-year period immediately preceding the date of this Agreement.

(d) Independent Investigation. The Seller is relying solely on its own independent investigation and knowledge of the Company and its own determination of the value of the Securities in agreeing to the transactions contemplated by this Agreement.

5. Termination. If, at any time prior to the Closing, any injunction or restraining order issued by a court of competent jurisdiction enters into effect to enjoin or otherwise restrain the consummation of the transactions contemplated hereby, or any law is enacted, promulgated or enforced by any governmental authority which prohibits the consummation of the transactions contemplated hereby, then either party hereto shall have the right to terminate this Agreement, effective upon written notice to the other party hereto of such termination.

6. Miscellaneous.

(a) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof. This Agreement may be amended only by a written instrument executed by all of the parties hereto.

(b) Governing Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

(c) Notices. Any notice or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (i) delivered personally to the party to which the same is directed, or (ii) sent by facsimile, recognized national courier service or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company, then to:

Air Transport Services Group, Inc.

145 Hunter Drive

Wilmington, Ohio 45177

Telephone: (937) 366-2686

Facsimile: (937) 382-2452

Attention: W. Joseph Payne

If to the Seller, then to:

Red Mountain Partners, L.P.

c/o Red Mountain Capital Partners LLC

10100 Santa Monica Boulevard, Suite 925

Los Angeles, California 90067

Telephone: (310) 432-0200

Facsimile: (310) 432-0201

Attention: Willem Mesdag

Any such notice shall be deemed to be delivered, given and received for all purposes as of (x) the date so delivered, if delivered personally, (y) upon receipt, if sent by facsimile or courier service, or (z) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

(d) Assignment; Binding Effect; Third-Party Beneficiaries. No party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, and any purported assignment without such consent shall be void. This Agreement shall be binding on and inure solely to the benefit of the parties hereto, and their respective heirs, executors, administrators, successors and permitted assignees. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted successors and assigns any rights or remedies of any nature whatsoever under or by reason of this Agreement.

(e) Counterparts; Facsimiles. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto. Executed signature pages to this Agreement may be delivered by facsimile or transmitted electronically by “pdf” file and such facsimiles or pdf files shall be deemed as sufficient as if actual signature pages had been delivered.

(f) Waivers. No waiver by any party hereto of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party hereto to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(g) Severability. If any provision of this Agreement is determined by an arbitrator or any court having jurisdiction to be illegal or in conflict with any applicable law, then the parties hereto agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect or for any reason, then the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the parties hereto rights and privileges shall be enforceable to the fullest extent permitted by applicable law.

(h) Jurisdiction and Venue; Service of Process; Waiver of Jury Trial. To the extent permitted by applicable law, any action or proceeding against the parties hereto relating in any way to this Agreement shall be brought and enforced in the courts of the State of Ohio or (to the extent subject matter jurisdiction exists therefor) of the courts of the U.S. District Court for the Southern District of Ohio, in each case, sitting in Cincinnati, Ohio, and the parties hereto irrevocably submit to the jurisdiction of such courts in respect of any such action or proceeding. The parties hereto irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Ohio or the U.S. District Court for the Southern District of Ohio, in each case, sitting in Cincinnati, Ohio and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with the provisions of this Agreement. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(H).

(i) Enforcement of this Agreement. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default and to other equitable relief, including specific performance, with bond or other security being required.

(j) Survival of Representations, Warranties and Covenants. All representations, warranties, and covenants hereunder shall survive the consummation of the transactions contemplated by this Agreement.

(k) Interpretation of this Agreement. Unless the context clearly indicates otherwise: (i) each definition herein includes the singular and the plural; (ii) each reference herein to any gender includes the masculine, feminine, and neuter where appropriate; (iii) the word “including” when used herein means “including, but not limited to,” and the word “include” when used herein means “include, without limitation”; and (iv) references herein to specified article or section numbers refer to the specified article or section of this Agreement. The words “hereof,” “herein,” “hereto,” “hereby,” “hereunder,” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “person” includes both entities and natural persons. All ambiguities shall be resolved without reference to which party may have drafted this Agreement. All section titles or other headings or captions in this Agreement are for convenience only, and they shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provision hereof. All references to “$” or “dollars” mean the lawful currency of the United States of America. All references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.

(l) Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence. The parties hereto acknowledge that each will be relying upon the timely performance of the other of its obligations hereunder as a material inducement to such party’s execution and delivery of this Agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

AIR TRANSPORT SERVICES GROUP, INC.

By:	/s/ W. Joseph Payne
	Name:	W. Joseph Payne
	Title:	Chief Legal Officer / Secretary

SELLER:

RED MOUNTAIN PARTNERS, L.P.

By:	/s/ J. Christopher Teets
	Name:	J. Christopher Teets
	Title:	Partner, Authorized Signatory